                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.      )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                        THE WASHINGTON POST COMPANY
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

T H E  W A S H I N G T O N  P O S T  C O M P A N Y
1150 15TH STREET, N.W., WASHINGTON D.C. 20071

                                                                  March 30, 2001

    You are cordially invited to the Company's 2001 Annual Meeting of Stockholders, which will be held in the Ninth Floor Meeting Room, The Washington Post Building, 1150 15th Street, N.W., Washington, D.C., on Thursday, May 10, 2001, at 8:00 o'clock in the morning.

    At the meeting there will be a report on the Company's activities, and Directors will be elected for the ensuing year.

    It is important that your shares be represented at the meeting. Please sign the accompanying Proxy and return it promptly in the envelope provided. If you plan to attend, kindly so indicate in the space provided on the Proxy. You may also vote your shares by telephone or on the internet. If you choose to vote your shares by telephone or on the internet, please follow the instructions on the enclosed Proxy.

                                             Sincerely yours,

                                             /s/ Donald E. Graham

                                             DONALD E. GRAHAM
                                             CHAIRMAN

T H E  W A S H I N G T O N  P O S T  C O M P A N Y

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS/MAY 10, 2001

    The Annual Meeting of Stockholders of The Washington Post Company will be held in the Ninth Floor Meeting Room, The Washington Post Building, 1150 15th Street, N.W., Washington, D.C., 20071 on Thursday, May 10, 2001, at 8:00 a.m., Eastern Daylight Saving Time, for the following purposes:

        1. To elect Directors for the ensuing year, as more fully described in the accompanying Proxy Statement.

        2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 12, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

    It is important that your shares be represented and voted at the meeting, and you should therefore sign and return your Proxy at your earliest convenience. You may also vote your shares by telephone or on the internet. If you choose to vote your shares by telephone or on the internet, please follow the instructions on the enclosed Proxy. You may revoke your Proxy at any time before it has been voted at the Annual Meeting. You may vote in person at the Annual Meeting even if you returned a Proxy, provided that you first revoke your Proxy.

                                             By Order of the Board of Directors,
                                                 DIANA M. DANIELS, SECRETARY

Washington, D. C., March 30, 2001

T H E  W A S H I N G T O N  P O S T  C O M P A N Y
1150 15TH STREET, N.W., WASHINGTON D.C. 20071

                                PROXY STATEMENT

                                                                  March 30, 2001

    The accompanying Proxy is solicited by the Board of Directors of The Washington Post Company (hereinafter called the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, May 10, 2001, and at any adjournment or adjournments thereof. A Proxy may be revoked at any time before it is voted at the meeting. Solicitation of proxies will be made by the Company's management through the mail, in person or by facsimile or telephone, without additional compensation being paid to such members of the Company's management, and the cost of such solicitation will be borne by the Company. In addition, the Company will request brokers and other custodians, nominees and fiduciaries to forward proxy cards and proxy soliciting material to the beneficial owners of shares held of record by such persons, and the Company will reimburse them for their expenses in so doing.

    This Proxy Statement and the accompanying Proxy, together with a copy of the Annual Report of the Company for the fiscal year ended December 31, 2000, are being mailed to the stockholders on March 30, 2001. The Company has also filed with the Securities and Exchange Commission a report on Form 10-K for such fiscal year, a copy of which will be furnished without charge (except for exhibits) to any stockholder upon his or her written request addressed to the Treasurer of the Company at the address shown above. No material contained in either of such reports is to be considered a part of the proxy soliciting material.

    As of the close of business on March 12, 2001, the record date for the Annual Meeting, the Company had outstanding and entitled to vote 1,722,250 shares of Class A Common Stock (hereinafter called "Class A Stock") and 7,762,182 shares of Class B Common Stock (hereinafter called "Class B Stock"), each of which is entitled to one vote upon all matters on which such class of stock is entitled to vote. Only stockholders of record at the close of business on March 12, 2001, are entitled to vote at the Annual Meeting or at any adjournment thereof.

    As of the date of this Proxy Statement the only matter that the Board of Directors expects to present to the Annual Meeting is the election of Directors for the ensuing year. Information with respect to the principal holders of the Class A Stock and the Class B Stock is given below.

                             ELECTION OF DIRECTORS

    A Board of ten Directors is to be elected, seven by the holders of Class A Stock voting separately as a class and three by the holders of Class B Stock voting separately as a class. All Directors will hold office until the next Annual Meeting of Stockholders and until their respective successors shall have been elected and shall have qualified or as otherwise provided in the By-laws of the Company.

    Each Class A Stock Proxy and each Class B Stock Proxy executed and returned by a stockholder will be voted for the election of the respective Directors hereinafter shown as nominees for each respective class of stock, unless otherwise indicated on such Proxy. In the event that any nominee withdraws or for any reason is not able to serve as a Director, the persons named in the accompanying Proxy will either vote for such other person as the Board of Directors may nominate or will not vote for anyone to replace such nominee. The Board of Directors knows of no reason which would cause any nominee to be unable to act or to refuse to accept nomination or election. Directors will be elected by a plurality of the votes cast. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote.

NOMINEES FOR ELECTION BY CLASS A STOCKHOLDERS

    Mr. William J. Ruane will not be standing for re-election this year, having reached the mandatory retirement age for directors who do not also hold Class A Stock.

    WARREN E. BUFFETT

       Mr. Buffett, age 70, has for more than fifteen years been Chairman of the Board and Chief Executive Officer of Berkshire Hathaway Inc. (insurance underwriting, newspaper publishing and various manufacturing and marketing activities). He was elected a Director of the Company in May 1996 and serves as Chairman of the Finance Committee and is a member of the Executive Committee of the Board. Mr. Buffett also served as a Director of the Company between 1974 and 1986. He is a director of Berkshire Hathaway Inc., The Coca-Cola Company and The Gillette Company. Mr. Buffett is also a Life Trustee of Grinnell College and The Urban Institute, a trustee of The Business Enterprise Trust and a member of The American Academy of Arts and Sciences.

    BARRY DILLER

       Mr. Diller, age 59, has for the last three years been Chairman of the Board and Chief Executive Officer of USA Networks, Inc. (an information, entertainment and direct selling holding company). Before assuming his present position, Mr. Diller had served as Chairman and Chief Executive Officer of HSN, Inc. (1996-1998), Silver King Communications (1995),

       QVC, Inc. (1992-1994), and Fox, Inc. (1984-1992), and as Chairman of the Board of Home Shopping Network, Inc. (1995). Prior to joining Fox, Inc., he served for ten years as Chairman of the Board of Directors of Paramount Pictures Corporation. Before joining Paramount, Mr. Diller served as Vice President of Prime Time Television for ABC Entertainment. Mr. Diller was elected a Director of the Company in September 2000. He is a director of Ticketmaster, Inc. Mr. Diller also serves on the boards of the New York Public Library, Conservation International, the Museum of Television and Radio, and Channel 13/WNET. He is a member of the Board of Trustees of New York University and serves on the boards of a number of other educational and not-for-profit organizations.

    GEORGE J. GILLESPIE, III

       Mr. Gillespie, age 70, has since 1963 been a partner in Cravath, Swaine & Moore, which is one of several law firms retained by the Company in 1999 and 2000 and which it proposes to retain in 2001. He has been a Director of the Company since 1974 and is a member of the Finance Committee of the Board. Mr. Gillespie is also a director of White Mountain Holdings, Inc., and the National Multiple Sclerosis Society, a director and Chairman of the Executive Committee of the Madison Square Boys & Girls Club, a director and President of the John M. Olin Foundation, Inc., and a director and President of the Pinkerton Foundation. Mr. Gillespie also serves on the boards of a number of other foundations, educational institutions, and charitable organizations.

    DONALD E. GRAHAM

       Mr. Graham, age 55, has been Chairman of the Board of the Company since September 1993 and Chief Executive Officer of the Company since
       May 1991. Mr. Graham served as President of the Company between May 1991 and September 1993. He also was Publisher of The Washington Post for
       21 years, a position he has held between 1979 and 2000. Mr. Graham has been a Director of the Company since 1974 and is a member of the Finance and Executive Committees of the Board. He is the son of Katharine Graham, who is a Director and Chairman of the Executive Committee of the Company. By virtue of his ownership of 15.1% of the outstanding Class A Stock of the Company, his right to control the vote, as a trustee of a certain family trust, of an additional 14.3% of such stock, together with the ownership right of his mother, Katharine Graham, of an additional 30.8% of such stock, Donald and Katharine Graham effectively vote a total of 60.2% of the Class A shares. Mr. Graham is a trustee of the Federal City Council and the Philip L. Graham Fund, and he serves as Chairman and a director of DC College Access Program and as a director of The Summit Fund of Washington.

    KATHARINE GRAHAM

       Mrs. Graham, age 83, has been Chairman of the Executive Committee since September 1993. In September 1993, Mrs. Graham stepped down as Chairman of the Board, a position she had held since 1973. Mrs. Graham and her son, Donald Graham, effectively vote a total of 60.2% of the Class A shares (see above). Mrs. Graham has been a Director of the Company since 1957 and is a member of the Finance Committee and Chairman of Executive Committee of the Board. Mrs. Graham is also a director of the Council for Aid to Education, a trustee of the Philip L. Graham Fund, the Campaign to End Teen Pregnancy and The Urban Institute, and a Life Trustee of the University of Chicago.

    RICHARD D. SIMMONS

       Mr. Simmons, age 66, has been retired since June 1991; prior to his retirement he had been President and Chief Operating Officer of the Company for nearly ten years. Since September 1981, he has been a Director of the Company and is a member of the Finance Committee and until May 1996 was a member of the Compensation Committee of the Board of Directors. Through March 1996, Mr. Simmons served as President of International Herald Tribune, S.A., a French publishing company owned jointly by the Company and The New York Times Company, a position he had held since 1989. Mr. Simmons is a director of Union Pacific Corporation and a Council Member of the White Burkett Miller Center of Public Affairs at the University of Virginia.

    GEORGE W. WILSON

       Mr. Wilson, age 64, has for more than twenty years been President and Chief Executive Officer of Newspapers of New England, Inc., Newspapers of New Hampshire, Inc., Newspapers of Massachusetts, Inc. and President of the Concord Monitor, which is published in Concord, N.H. He was elected a Director of the Company in September 1985 and serves as Chairman of the Compensation Committee of the Board of Directors. Mr. Wilson is also Chairman of the Board of Trustees of The Newspaper Foundation (New Hampshire).

NOMINEES FOR ELECTION BY CLASS B STOCKHOLDERS

    DANIEL B. BURKE

       Mr. Burke, age 72, has been retired since February 1994; prior to his retirement he had been President and Chief Executive Officer of Capital Cities/ABC, Inc., a leading media company. He has been a member of the Board of Directors of the Company since May 1996 and serves as Chairman of the Audit Committee and is a member of the Compensation Committee of the Board. Mr. Burke is also a director of Darden Restaurants.

    RALPH E. GOMORY

       Mr. Gomory, age 71, has since 1989 been President of the Alfred P. Sloan Foundation, a charitable foundation. Before assuming his present position he had served for thirty years with IBM Corporation, where he was Senior Vice President for Science and Technology from 1986 to 1989 after having been Senior Vice President and Director of Research since 1970. He became a Director of the Company in July 1989 and is a member of the Audit Committee of the Board. In addition he is a director of Ashland
       Oil, Inc., Lexmark International, Inc., and Polaroid Corporation.
       Mr. Gomory is also a member of the National Academy of Sciences and the National Academy of Engineering.

    DONALD R. KEOUGH

       Mr. Keough, age 74, has been Chairman of Allen & Company Incorporated since April 1993 following his retirement as President, Chief Operating Officer and a director of The Coca-Cola Company, a major international beverage company. He has been a Director of the Company since 1989 and is a member of the Compensation Committee and was until May 1996 a member of the Audit Committee of the Board. He is also a director of McDonald's Corporation, USA Networks, Inc., YankeeNets LLC and H.J. Heinz Company. Mr. Keough is a Life Trustee of the University of Notre Dame, and a trustee of Morehouse School of Medicine, The Atlanta Opera and St. Joseph's Health Systems, and serves on the boards of a number of other educational institutions and charitable organizations.

    The standing committees of the Board include an Audit Committee, a Compensation Committee, an Executive Committee and a Finance Committee. The Board does not have a nominating committee.

    The Audit Committee recommends the independent accountants appointed by the Board to audit the consolidated financial statements of the Company, which includes an inspection of the books and accounts of the Company, and reviews with such accountants the scope of their audit and their report thereon, including any questions and recommendations that may arise relating to such audit and report or the Company's internal accounting and auditing procedures. During 2000, Messrs. Daniel Burke, Ralph Gomory and William Ruane served as members of the Audit Committee and, until her retirement from the Board in May 2000, Mrs. Barbara Preiskel chaired the Audit Committee. Commencing in
May 2000, Mr. Daniel B. Burke chaired the Audit Committee. Mrs. Preiskel and Messrs. Burke and Gomory are "independent" as defined by the New York Stock Exchange rules. In June 1999 and again in May 2000, the Board of Directors of the Company determined, in its business judgment, that Mr. Ruane's position as chairman of the board and a principal owner of Ruane, Cunniff & Co., one of two firms that manages the investment of the Company's retirement funds would not interfere with his exercise of independent judgment. The Audit Committee met twice in 2000.

    The Compensation Committee considers and approves the Company's incentive compensation and bonus programs, and specifically approves all salaries of $200,000 or more per year, all incentive compensation awards and all other bonuses (other than sales bonuses) of $20,000 or more, and also awards stock options. During 2000 the Compensation Committee held five meetings.

    The Executive Committee has and may exercise all of the powers of the Board delegable by law in the management of the business and affairs of the Company. During 2000 the Executive Committee met six times.

    The Finance Committee considers and makes recommendations to the Board relating to dividend policy, major acquisitions and dispositions of businesses, incurrence of indebtedness, selection of managers of defined benefit plan assets, stock repurchase programs and certain other financial matters. The Finance Committee met once in 2000.

    During 2000 the Board held six regular bi-monthly meetings. Each of the persons nominated by the Board for election as a Director and who served as a Director in 2000 attended at least 75% of the aggregate of the total number of meetings held during 2000 of the Board and of the committees on which he or she served, with the exception of Mr. Diller who was first elected to the Board on September 14, 2000.

COMPENSATION OF DIRECTORS

    The only Directors of the Company who are compensated for serving in that capacity are those who are not employees of the Company or its subsidiaries. Each such person received an annual fee of $50,000 for service as a Director in 2000 and an additional $5,000 for service as chairman of a committee of the Board. The Company reimburses all such Directors for their expenses incurred in attending Board and committee meetings.

    The Company has in place a voluntary fee deferral plan for Directors of the Company. The plan provides an opportunity for participants to elect to defer the receipt of all or a portion of the fees received for service as a Director. Elections to defer must be filed in advance of earning such fees. Deferred amounts will earn investment credits in accordance with participant elections from a choice of investment indexes. Deferred amounts will be payable at retirement or such other future date as specified by the participant at the time of election.

STOCKHOLDER PROPOSALS

    The Securities and Exchange Commission requires the Company to submit to a vote at its annual meetings, and to include in its proxy materials for such meetings, stockholder proposals meeting the requirements of the Commission's proxy rules if such proposals are submitted in a timely fashion by stockholders entitled to vote thereon. Eligible proposals intended to be submitted to the Company's annual meeting to be held in 2002 must be received by the Secretary of the Company at its offices in Washington, D.C., no later than December 3, 2001.

    Holders of Class B Stock are entitled to vote only for the election of 30% of the members of the Board of Directors (and, if required by the rules of the New York Stock Exchange, on management proposals to reserve shares for stock options or to acquire the stock or assets of other companies under certain circumstances). In accordance with the rules of the Securities and Exchange Commission, proposals submitted on other matters by holders of Class B Stock have not been and will not be included in the Company's proxy materials for annual meetings.

STOCK HOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The information in the following two tables relates to each person who on February 1, 2001, was a "beneficial owner" (as defined under the proxy rules of the Securities and Exchange Commission) of more than 5% of the Company's
Class A or Class B Stock. Under the proxy rules a person is deemed to be the "beneficial owner" of stock if such person has (or shares) either investment power or voting power over such stock, or has (or shares) the right to acquire such stock within 60 days by any of a number of means, including the conversion of another security which is convertible into such stock. A substantial number of shares of the Company's Class A and Class B Stock is held in trusts or subject to other agreements which provide for the sharing of investment power, voting power or both among several persons, each of whom is deemed by the Securities and Exchange Commission to be a "beneficial owner" of the shares so held. Furthermore, in many cases such persons do not include the beneficiary of the trust who, although not deemed to be a "beneficial owner" in the absence of voting or investment power over the shares, is nevertheless shown below as a beneficial owner because of the beneficiary's economic interest in the shares. In addition, since all the shares of Class A Stock are convertible at the option of the holder into Class B Stock on a share-for-share basis, each "beneficial owner" of shares of Class A Stock is deemed by the Securities and Exchange Commission to be a "beneficial owner" of the same number of shares of Class B Stock; in indicating below a person's "beneficial ownership" of shares of Class B Stock it has been assumed that such person has converted into Class B Stock all shares of Class A Stock of which such person is a "beneficial owner". For these reasons there is very substantial duplication in the numbers of shares and percentages shown in the following table.

                           PRINCIPAL HOLDERS OF STOCK

                                                                   SHARES(%)
NAME AND ADDRESS OF                                   -----------------------------------
BENEFICIAL OWNER                                       CLASS A STOCK      CLASS B STOCK*
-------------------                                   ----------------   ----------------
Katharine Graham(a)(j)..............................    536,257(30.8%)     751,414(7.9%)
  1150 15th Street, N.W.
  Washington, D.C.
Donald E. Graham(b)(j)..............................    941,469(54.1%)   3,340,879(35.3%)
  1150 15th Street, N.W.
  Washington, D.C.
William W. Graham(c)(j).............................    227,627(13.1%)          **
  Suite 401 11661
  San Vincente Blvd.
  Los Angeles, California
Stephen M. Graham(d)(j).............................    309,889(17.8%)          **
  18 E. 78th Street
  New York, N.Y.
Elizabeth G. Weymouth(e)(j).........................    404,874(23.3%)     570,834(6.0%)
  790 Madison Avenue
  Suite 401
  New York, New York 10021
George J. Gillespie, III(f)(j)......................    455,523(26.2%)   1,164,871(12.3%)
  825 Eighth Avenue
  New York, N.Y
Daniel L. Mosley(g)(j)..............................    268,832(15.5%)          **
  825 Eighth Avenue
  New York, N.Y
Berkshire Hathaway Inc.(h)..........................         --          1,727,765(18.2%)
  1440 Kiewit Plaza
  Omaha, Nebraska
Morgan Guaranty Trust Company of New York(i)........         --            796,426(8.4%)
  9 West 57th Street
  New York, N.Y.
Franklin Mutual Advisers, LLC(k)....................         --            539,772(5.7%)
  51 John F. Kennedy Parkway
  Short Hills, NJ 07078

------------------------------

* The calculations set forth in this table relating to percentage ownership of Class B Stock include 1,739,250 shares of Class B Stock issuable upon conversion of shares of Class A Stock beneficially owned.

**  Less than five percent.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

(a) According to information as of February 1, 2001, and available to the Company, Mrs. Graham has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 536,257 (30.8%) shares, and sole investment power, 536,257 (30.8%) shares. Mrs. Graham also has voting and investment power with respect to shares of Class B Stock as follows: shared voting power, 90,789 (1.0%) shares, and shared investment power, 90,789 (1.0%) shares. In addition Mrs. Graham, as the beneficiary of a revocable trust, is deemed the beneficial owner of 121,768 (1.3%) shares of Class B Stock. Mrs. Graham is also deemed the beneficial owner of 536,257 (5.7%) shares of Class B Stock issuable upon conversion of shares of Class A Stock beneficially owned by her.

(b) According to information as of February 1, 2001 and available to the Company, Mr. Donald Graham has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 262,314 (15.1%) shares, sole investment power, 262,314 (15.1%) shares, shared voting power, 699,155 (40.2%) shares, and shared investment power, 699,155 (40.2%) shares. Mr. Graham also has voting and investment power with respect to shares of Class B Stock as follows: sole voting power, 1,958,192 (20.7%) shares, sole investment power 230,427 (2.4%) shares, shared voting power 405,918 (4.3%) shares, and shared investment power, 405,918 (4.3%) shares. The holdings of Class B Stock recorded for Mr. Graham includes 35,000 shares held by Mr. Graham's wife, in which he disclaims beneficial ownership, and 941,469 (9.9%) shares issuable upon conversion of shares of Class A Stock deemed to beneficially owned by him. The holdings of Class B Stock recorded for Mr. Graham also include shares of Class B Stock owned by subsidiaries of Berkshire Hathaway, Inc., which have the sole investment power of the shares; sole voting power is held by Mr. Donald Graham under an agreement dated as of February 25, 1977, and amended and extended on September 13, 1985, and on May 15, 1996, which has a termination date (which may be extended) of February 24, 2007.

(c) According to information as of February 1, 2001, and available to the Company, Mr. William Graham has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 17,514 (1.0%) shares, sole investment power, 17,514 (1.0%), shared voting power, 85,697 (4.9%) shares, and shared investment power, 85,697 (4.9%) shares. In addition, Mr. William Graham, as the beneficiary of trusts even though he has no voting or investment power with respect thereto, is deemed to be the beneficial owner of 124,416 (7.2%) shares of Class A Stock. The holdings of Class B Stock recorded for Mr. Graham, including shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by Mr. Graham, are less than five percent.

(d) According to information as of February 1, 2001, and available to the Company, Mr. Stephen Graham has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 104,976 (6.0%) shares, sole investment power, 104,976 (6.0%) shares, shared voting power, 60,497 (3.5%) shares and shared investment power, 60,497 (3.5%) shares. In addition, Mr. Stephen Graham, as the beneficiary of trusts even though he has no voting or investment power with respect thereto, is deemed to be the beneficial owner of 144,416 (8.3%) shares of Class A Stock. The holdings of Class B Stock recorded for Mr. Graham, including shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by Mr. Graham, are less than five percent.

(e) According to information as of February 1, 2001, and available to the Company, Mrs. Weymouth has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 93,834 (5.4%) shares, sole investment power, 93,834 (5.4%) shares, shared voting power, 248,832 (14.3%) shares, and shared investment power, 248,832 (14.3%) shares. In addition Mrs. Weymouth, as the beneficiary of a trust even though she has no voting or investment power with respect thereto, is deemed the beneficial owner of 62,208 (3.6%) shares of Class A Stock. Mrs. Weymouth also has voting and investment power with respect to shares of Class B Stock as follows: sole voting power, 10,000 (LESS THAN 1%) shares, sole investment power, 10,000 (LESS THAN 1%), shared voting and investment

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

    power, 135,168 (1.4%) shares. In addition, Mrs. Weymouth, as the beneficiary of a trust even though she has no voting or investment power with respect thereto, is deemed the beneficial owner of 20,792 (LESS THAN 1%) shares of Class B Stock. Mrs. Weymouth is also deemed the beneficial owner of 404,874 (4.3%) of Class B Stock issuable upon conversion of shares of Class A Stock deemed to beneficially owned by her.

(f) According to information as of February 1, 2001, and available to the Company, Mr. Gillespie, as trustee of various trusts, has voting and investment power with respect to shares of Class A Stock as follows: shared voting power, 455,523 (26.2%) shares, and shared investment power, 455,523 (26.2%) shares. In addition, Mr. Gillespie has voting and investment power with respect to shares of Class B Stock as follows: sole voting power, 502,087 (5.3%) shares, sole investment power, 126,568 (1.3%) shares, shared voting power, 207,171 (2.2%) shares, and shared investment power, 582,690 (6.2%) shares. The holdings of Class B Stock recorded for Mr. Gillespie include 455,523 (4.8%) shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by Mr. Gillespie, as trustee of various trusts.

(g) According to information as of February 1, 2001, and available to the Company, Mr. Mosley, as trustee of various trusts, has voting and investment power with respect to shares of Class A Stock as follows: shared voting power, 268,832 (15.5%) shares, and shared investment power, 268,832 (15.5%) shares. In addition, Mr. Mosley has voting and investment power with respect to shares of Class B Stock as follows: shared voting power, 120,168 (1.3%) shares, and shared investment power, 120,168 (1.3%) shares. The holdings of Class B Stock recorded for Mr. Mosley including shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by Mr. Mosley, as trustee of various trusts, are less than five percent.

(h) According to information as of February 1, 2001, and available to the Company, Berkshire Hathaway, Inc. ("Berkshire") was the beneficial owner of 1,727,765 (18.2%) shares of Class B Stock. The ownership of these shares is through several subsidiaries of Berkshire. Mr. Warren E. Buffett is Chairman of the Board of Berkshire. Mr. Buffett, his wife and certain trusts of which Mr. Buffett is a trustee, but in which he has no economic interest, own approximately 33.5% of the aggregate economic interest of Berkshire Class A and Class B common stock and Mr. Buffett may be deemed to be in control of Berkshire under Federal securities laws. With respect to shares of Class B Stock owned by subsidiaries of Berkshire, Mr. Buffett, Berkshire and such subsidiaries may be considered to share investment power. Pursuant to an agreement dated as of February 25, 1977 and amended and extended on September 13, 1985, and on May 15, 1996 (which has a termination date (which may be extended) of February 24, 2007), Mr. Buffett, Berkshire and such subsidiaries have granted Mr. Donald Graham a proxy to vote such shares in his discretion.

(i) According to information as of February 1, 2001, and available to the Company, Morgan Guaranty Trust Company of New York ("Morgan"), was deemed to be the beneficial owner of 796,426 (8.4%) shares of Class B Stock. Shares held in such name are believed to be held for the accounts of a number of beneficial owners. This number includes shares of Class B Stock as to which Morgan has or shares voting and investment power as follows: sole voting power, 51,735(LESS THAN 1%) shares, sole investment power, 49,110 (LESS THAN 1%) shares, shared voting power, 367,872 (3.9%) shares, and shared investment power, 735,704 (7.8%) shares.

(j) According to information as of February 1, 2001, and available to the Company, Mr. Donald Graham, Mrs. Weymouth, and Mr. Gillespie share voting and investment power over 248,832 (14.3%) shares of Class A Stock;
    Mr. Gillespie and Mr. William Graham share voting and investment power over 25,200 (1.4%) shares of Class A Stock; Mr. Gillespie, Mr. William Graham and Mr. Donald Graham share voting and investment power over 60,497 (3.5%) shares of Class A Stock; Mr. Gillespie, Mr. Stephen Graham and Mr. Donald Graham share voting and investment power over 60,497 (3.5%) shares of Class A Stock; Mr. Donald Graham and Mr. Gillespie share voting and investment power over 60,497

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

    (3.5%) shares of Class A Stock; Mr. Donald Graham and Mr. Daniel L. Mosley share voting and investment power over 268,832 (15.5%) shares of Class A Stock; Mr. Donald Graham, Mrs. Weymouth and Mr. Gillespie share voting and investment power over 135,168 (1.4%) shares of Class B Stock; Mr. Donald Graham and Mr. Gillespie share voting and investment power over 66,333 (LESS THAN 1%) shares of Class B Stock; Mr. Donald Graham, Mrs. Graham and
    Mr. Gillespie share voting and investment power of 2,600 (LESS THAN 1%) shares of Class B Stock; Mr. Donald Graham and Mr. Daniel L. Mosley share voting and investment power over 120,168 (1.3%) shares of Class B
    Stock;Mr. Donald Graham and Mrs. Graham share voting and investment power over 90,789 (LESS THAN 1%) shares of Class B Stock held by the Philip L. Graham Trust; and Mr. Gillespie and Morgan Guaranty Trust share investment powers over 375,519 (4.0%) shares of Class B Stock.

(k) According to information as of February 1, 2001, and available to the Company, Franklin Mutual Advisers, LLC ("Franklin"), was deemed to be the beneficial owner of 539,772 (5.7%) shares of Class B Stock. Shares held in such name are believed to be held for the accounts of a number of beneficial owners. Franklin has sole voting and investment power over 539,772 (5.7%) shares of Class B Stock.

    The table below, which is based upon information furnished to the Company by its Directors and officers, shows as of February 1, 2001, for each person nominated for election as a Director, and for all Directors and executive officers of the Company as a group, the number of shares of each class of Common Stock "beneficially owned" (as defined in the Securities and Exchange Commission's proxy rules) and, in the case of each nominee for election as a Director, the nature of such "beneficial ownership". For the reasons set forth in the first paragraph of this section of the Proxy Statement, there is very substantial duplication in the numbers of shares and percentages shown in the following table.

                     HOLDINGS OF DIRECTORS AND OFFICERS***

                                                                  SHARES (%)
                                                      -----------------------------------
                                                          CLASS A           CLASS B(A)
                                                      ----------------   ----------------
Warren E. Buffett****...............................         --          1,727,765(18.2%)
Daniel B. Burke.....................................         --                500*
Barry Diller........................................         --               1000*
George J. Gillespie, III**..........................    455,523(26.2%)   1,164,871(12.3%)
Ralph E. Gomory.....................................         --              1,400*
Donald E. Graham**(b)...............................    941,469(54.1%)   3,340,879(35.3%)
Katharine Graham**(b)...............................    536,257(30.8%)     751,414(7.9%)
Donald R. Keough....................................         --                500*
Richard D. Simmons..................................         --              7,428*
George W. Wilson(c).................................         --                300*
All Directors and executive officers as a group,
  eliminating duplications..........................  1,522,926(87.6%)   4,456,405(47.0%)(d)

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

------------------------------

*    Less than one percent.

**   See Table of "Principal Holders of Stock" on page 8.

*** Unless otherwise indicated, the Directors and executive officers listed below have sole voting and investment power with respect to such securities.

**** With respect to voting securities which may be beneficially owned by Mr. Buffett, see footnote (h) on page 10.

(a) Includes 1,739,250 shares of Class B Stock issuable upon conversion of shares of Class A Stock beneficially owned.

(b) In addition to the information set forth in footnote (j) in the Table of "Principal Holders of Stock", Mr. Donald Graham and Mrs. Graham share voting and investment power over 90,789 (LESS THAN 1.0%) shares of Class B Stock in connection with the Philip L. Graham Fund.

(c) Includes 100 shares of Class B Stock owned by Mr. Wilson's wife in which he disclaims beneficial ownership.

(d) This number includes 1,502,926 shares of Class B Stock issuable upon conversion of shares of Class A Stock "beneficially owned" by Directors and executive officers and 13,125 shares of Class B Stock which Directors and executive officers have the right to purchase on or before April 1, 2001 pursuant to stock options; it does not include 139,734 shares of Class B Stock held as of February 1, 2001 by the trustee of various savings plans maintained by the Company and its business units over which the trustee has voting and investment powers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Class B Common Stock.

    To the Company's knowledge (with the exception of a Form 4 filed a day late in the case of each of Mr. John B. Morse and Mr. Gerald Rosberg due to Company computer network connection problems), based solely on a review of such reports and on information furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all applicable Section 16(a) filing requirements were complied with.

EXECUTIVE COMPENSATION

    The following table shows the compensation paid by the Company during 1998, 1999 and 2000 to each of the chief executive officer and the four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION                      LONG TERM COMPENSATION
                                                            OTHER                  AWARDS
                                                            ANNUAL       RESTRICTED     SECURITIES       PAYOUTS      ALL OTHER
                                                            COMPENSA-      STOCK        UNDERLYING       LTIP         COMPENSA-
PRINCIPAL POSITION      YEAR      SALARY($)   BONUS($)(1)   TION($)      AWARDS($)(2)   OPTIONS(#)    PAYOUTS($)(1)   TION($)(3)
---------------------    ----     --------     --------        ---         --------       -------       ---------        -------
Donald E. Graham.....    2000     $399,996           --         --         $174,618            --              --        $ 8,840
  Chief Executive        1999      399,996           --         --               --            --         851,466          8,320
  Officer                1998      399,996           --         --          171,000            --              --          8,320

Alan G. Spoon........    2000      233,332           --         --               --            --              --         12,133
  President and Chief    1999      675,000     $498,825         --               --        10,000         717,402         35,100
  Operating Officer*     1998      605,004      367,235         --          171,000            --              --         31,460

John B. Morse, Jr....    2000      350,004      168,683         --          101,861         2,000              --         19,856
  Vice President and     1999      324,996      220,253         --               --         1,000         288,344         19,456
  Chief Financial        1998      309,996      169,353                      99,750         1,000              --         16,120
  Officer

Gerald Rosberg.......    2000      280,833      128,520         --           72,758         2,000              --         14,603
  Vice President         1999      200,667      116,616         --               --         2,000              --          7,701
                         1998      145,000       43,500         --           70,848         1,000              --          8,648

Beverly R. Keil......    2000      318,000      136,232         --           87,309            --              --         16,809
  Vice President         1999      300,000      150,000         --               --            --         164,388         15,600
                         1998      279,996      135,968         --           85,500            --              --         14,560

Diana M. Daniels.....    2000      282,252      125,307         --           72,758            --              --         14,677
  Vice President         1999      266,004      160,238         --               --         1,000         164,388         18,832
                         1998      252,504      122,614         --           71,250            --              --         13,130

------------------------------
*   Mr. Spoon terminated his employment with the Company on April 30, 2000.

(1) Awards may be in the form of cash or deferred cash.

(2) The numbers in this column represent the dollar value of the restricted stock awarded to the named executive in the relevant fiscal year, regardless of the effective date of the award, which may in some cases be the next fiscal year. In December 2000, the Compensation Committee of the Board of Directors approved grants of restricted stock for the 2001-2004 Award Cycle, effective January 2, 2001, to various key employees of the Company, including the Chief Executive Officer and the other named executives as follows: Mr. Graham--300 shares; Mr. Morse--175 shares; Mr. Rosberg--125 shares; Ms. Keil--150 shares; and Ms. Daniels--125 shares. As of the end of fiscal 2000, the Chief

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

    Executive Officer and the other named executives had the following aggregate restricted stock holdings: Mr. Graham--750 shares, $466,785; Mr. Morse--375 shares, $233,393; Mr. Rosberg--225 shares, $140,036; Ms. Keil--300 shares, $186,714; and Ms. Daniels--275 shares, $171,155. Dividends are paid on restricted stock and are the same as dividends on non-restricted stock.

(3) Contributions to 401(k) savings plans and the Supplemental Executive Retirement Plan ("SERP") constitute "all other compensation" for 2000 as follows: Mr. Graham--$8,840 in Company contributions to 401(k) plan;
    Mr. Spoon--$8,840 in Company contributions to 401(k) plan and $3,293 in Company credits to SERP account; Mr. Morse--$8,840 in Company contributions to 401(k) plan and $9,360 in Company credits to SERP account;
    Mr. Rosberg--$8,840 in Company contributions to 401(k) plan and $5,763 in company credits to SERP account; Ms. Keil--$8,840 in Company contributions to 401(k) plan and $7,696 in Company credits to SERP account; and Ms. Daniels--$8,840 in Company contributions to 401(k) and $5,837 in Company credits to SERP account. In addition, Mr. Morse had $1,656 of life insurance imputed income, which is included under "all other compensation".

                       OPTION GRANTS IN LAST FISCAL YEAR

                            INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE
                                     PERCENT OF                                    VALUE AT ASSUMED
                       NUMBER OF     TOTAL OPTIONS                                  ANNUAL RATES OF
                       SECURITIES    GRANTED TO                                       STOCK PRICE
                       UNDERLYING    EMPLOYEES       EXERCISE OF                     APPRECIATION
                        OPTION       IN FISCAL       BASE PRICE    EXPIRATION       FOR OPTION TERM
NAME                   GRANTED (#)     YEAR           ($/SH)         DATE         5%($)        10%($)
---------------------    ------          ----          -------      --------    ----------   ----------
Donald E. Graham.....        --            --               --            --            --           --
Alan G. Spoon........        --            --               --            --            --           --
John B. Morse, Jr....     2,000           6.7%         $585.50      12/14/10    $  736,440   $1,866,280
Gerald Rosberg.......     2,000           6.7%          585.50      12/14/10       736,440    1,866,280
Beverly R. Keil......        --            --               --            --            --           --
Diana M. Daniels.....        --            --               --            --            --           --

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                               VALUE OF
                                                           NUMBER OF          UNEXERCISED
                                                          UNEXERCISED        IN-THE-MONEY
                                                          OPTIONS AT          OPTIONS AT
                                                        FISCAL YEAR-END     FISCAL YEAR-END
                            SHARES                            (#)                 ($)
                           ACQUIRED ON      VALUE        EXERCISABLE/        EXERCISABLE/
NAME                       EXERCISE (#)   REALIZED($)    UNEXERCISABLE       UNEXERCISABLE
-------------------------     ------       --------       -----------     -------------------
Donald E. Graham.........         --             --          --                   --
Alan G. Spoon............      5,500       $122,750       2,000/0           $300,760/$0
John B. Morse, Jr........         --             --       3,250/3,250       $946,610/$185,860
Gerald Rosberg...........         --             --       2,000/4,000       $370,072/$243,520
Beverly R. Keil..........         --             --       2,500/500         $504,012/$75,190
Diana M. Daniels.........         --             --       3,250/750       $1,093,672/$59,535

                       LONG-TERM INCENTIVE PLANS--AWARDS
                             IN LAST FISCAL YEAR(1)

                                      NUMBER     PERFORMANCE
                                        OF       OR OTHER
                                      SHARES,     PERIOD        ESTIMATED FUTURE PAYOUTS
                                      UNITS       UNTIL             UNDER NON-STOCK
                                      OR OTHER   MATURATION        PRICE-BASED PLANS
NAME                                  RIGHTS     OR PAYOUT   THRESHOLD   TARGET    MAXIMUM
------------------------------------   -----     --------    --------   --------   --------
Donald E. Graham....................   7,500     12/31/04    $375,000   $400,000   $400,000
John B. Morse, Jr...................   2,800     12/31/04     140,000    280,000    490,000
Gerald Rosberg......................   2,000     12/31/04     100,000    200,000    350,000
Beverly R. Keil.....................   2,000     12/31/04     100,000    200,000    350,000
Diana M. Daniels....................   1,600     12/31/04      80,000    160,000    280,000

------------------------

(1) In December 2000, the Compensation Committee of the Board of Directors approved grants of Performance Units for the 2001-2004 Award Cycle to various key employees of the Company, including the Chief Executive Officer and the most highly compensated executive officers as set forth in the table. The payout opportunites will be based on the achievement of various financial targets for major operating units of the Company and for the Company's consolidated operations. At Mr. Graham's request, the Compensation Committee set a maximum value of $400,000 on the 7,500 Performance Units awarded to him.

                                RETIREMENT PLANS

    BASIC PLAN. Most employees of the Company, including the individuals identified in the table on page 13, are eligible to participate (subject to minimum service requirements) in the Company's defined benefit retirement plan. Benefits under this basic plan are determined on the basis of base salary only, exclusive of all bonuses, deferred compensation and other forms of remuneration. The Company and each of its business units also maintain 401(k) savings plans in which most employees are eligible to participate (subject to minimum service requirements).

    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. All amounts over $140,000 (effective January 1, 2001) that would otherwise be payable under a basic defined benefit retirement plan are currently subject to reduction because of the annual pension limitation imposed by the Tax Equity and Fiscal Responsibility Act of 1982, although the extent of such reductions may vary in individual cases depending on circumstances existing at the time retirement payments commence. In addition, defined benefit pension benefits and defined contribution plan benefits payable by tax-qualified plans may not be based on annual compensation exceeding maximum amounts imposed by the Omnibus Budget Reconciliation Act of 1993 (currently $170,000 per year).

    To offset these limitations on retirement benefits, the Company adopted effective January 1, 1989, an unfunded Supplemental Executive Retirement Plan (the "SERP") which is patterned after similar plans adopted by many other companies. Under the Company's SERP there will be calculated for certain participating executives (including the executive officers included in the table on page 13) a "supplemented normal retirement benefit", which will be determined under the rules of the qualified defined benefit retirement plan, but without reference to either of the above-mentioned limitations and will also include in earnings not only base salary (as in the past) but also bonuses under the Annual Incentive Compensation Plan. The SERP also provides a supplemental defined contribution plan benefit, which is equal to the applicable company matching contribution percentage times the participating executive's base salary that is in excess of the annual covered compensation limit with respect to qualified plan benefits. The executive is required to make contributions to the SERP in order to receive the applicable matching company credit each year. Starting in 1994, a number of other management employees (not including the executive officers included in the table on page 13) became participants under the Company's SERP with respect to the supplemental normal retirement benefit only. For these participants, the supplemented normal retirement benefits will be determined without reference to either of the above-mentioned limitations, but will include in earnings only base salary and not bonuses. In each case in which a retiring executive's supplemented normal retirement benefit exceeds the benefit payable by the retirement plan or plans in which the executive has participated, the Company will pay such excess amount to him or her as a supplemental retirement benefit. Participation in the SERP is determined by the Compensation Committee of the Board of Directors, which has designated as participants a number of senior executives including all those named in the table on page 13 (except that Mr. Graham, who has elected not to participate in savings plan features of the SERP, will be covered only by the retirement plan features of the SERP described above).

    As of December 31, 2000, Mr. Graham had 27 years of service under the Company plan, Mr. Morse had 12 years of service under the Company plan, Mr. Rosberg had 5 years of service under the Company plan, Ms. Keil had 22 years of service under the Company plan, and Ms. Daniels had 23 years of service under the Company plan.

    The following table shows the estimated maximum annual benefits payable upon retirement at age 65 to persons in specified remuneration and years-of-service classifications who participate in both the basic retirement plans and the SERP (which includes all the individuals identified in the table on page 13):

                              PENSION PLAN TABLES

       COVERED                         ESTIMATED MAXIMUM ANNUAL PENSION
    COMPENSATION                      (COMPUTED AS STRAIGHT LIFE ANNUITY)
---------------------            FOR REPRESENTATIVE YEARS OF CREDITED SERVICE
       COMPANY          ---------------------------------------------------------------
     PLAN(A)(B)            10         15         20         25         30         35
---------------------   --------   --------   --------   --------   --------   --------
      $300,000          $ 54,000   $ 81,000   $108,000   $135,000   $162,000   $162,000
       400,000            71,500    107,250    143,000    178,750    214,500    214,500
       450,000            80,250    120,375    160,500    200,625    240,750    240,750
       500,000            89,000    133,500    178,000    222,500    267,000    267,000
       550,000            97,750    146,625    195,500    244,375    293,250    293,250
       600,000           106,500    159,750    213,000    266,250    319,500    319,500
       650,000           115,250    172,875    230,500    288,125    345,750    345,750
       700,000           124,000    186,000    248,000    310,000    372,000    372,000
       750,000           132,750    199,125    265,500    331,875    398,250    398,250
       800,000           141,500    212,250    283,000    353,750    424,500    424,500
       850,000           150,250    225,375    300,500    375,625    450,750    450,750

------------------------------

(a) Before deducting the effect on benefits of an offset applicable to certain benefits paid under the Company Plan and based on average social security covered compensation over the employee's career. For an individual retiring at age 65 during 2001 the deduction would be as follows for the indicated number of years of credited service: 10 years, $2,791; 15 years, $4,186;
    20 years, $5,582; 25 years, $6,977; 30 and 35 years, $8,373.

(b) Plan provides increased benefits for years of service after 1991. The benefits shown in the table are those provided for service after that year.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERALL POLICY

    The Company's executive compensation program is based on the premise that compensation should be competitive and linked to corporate performance. To that end, the Company has developed an overall compensation strategy and compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified short-term and long-term performance goals and to long-term appreciation in the Company's stock price. The strategy also supports an environment that rewards Company and business unit achievement as compared to that of industry performance levels over a number of years, where such comparisons are appropriate. The overall objectives of this strategy are to attract and retain key executive talent critical to the long-term success of the Company, to motivate these executives to achieve goals inherent in the Company's business strategy, to link executive and shareholder interests through equity-based plans and finally to provide a compensation package that recognizes individual contributions as well as overall business results.

    Each year the Compensation Committee conducts a full review of the Company's executive compensation program. This review includes a comprehensive report from the Company's Vice President responsible for human resources assessing the effectiveness of the Company's compensation program and comparing the Company's executive compensation, corporate performance and total return to shareholders to a group of corporations that represent companies with business portfolios similar to that of the Company. The Compensation Committee reviews the selection of peer companies used for compensation purposes. Certain information about compensation levels in other media companies included in this report is collected by independent consultants. The Compensation Committee uses the median executive compensation range of such peer companies as a guideline in setting the compensation of the Company's executives. The peer companies used for compensation purposes are constructed on a division by division basis and, thus, are not necessarily identical to the line-of-business index in the Performance Graph included in this proxy statement. For example, in determining the companies by which to measure the Company's broadcasting division, the comparison is made with purely broadcasting companies or broadcasting divisions within multimedia companies; in contrast the index selected for comparison purposes in the Performance Graph consists of companies with multimedia holdings. The annual compensation reviews permit an ongoing evaluation of the link between the Company's and its business units' performance and its executive compensation in the context of the compensation programs of other companies and of the Company's total return to shareholders.

    The Compensation Committee determines the compensation of approximately the 70 most highly compensated corporate and divisional executives, including the chief executive officer and the other individuals whose compensation is detailed in this proxy statement (the "named executives").

In reviewing the individual performance of the named executives, the Compensation Committee takes into account the views of Mr. Graham.

    The key elements of the Company's executive compensation consist of base salary, annual bonus, performance units, restricted stock and stock options. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Graham, the Company's chief executive officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to an individual, including special incentive compensation plans, pension and savings plan benefits, supplemental retirement benefits and other benefits as well.

BASE SALARIES

    Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including, where available, a comparison to base salaries for comparable positions at other media companies.

    Salary adjustments are generally implemented on a twelve-month or longer cycle and upon promotion. Such adjustments are determined by evaluating the performance of the Company and the individual executive officer, and may also take into account new responsibilities. In the case of executive officers with responsibility for a particular business unit, such unit's financial results are also considered, including, depending on the business unit, revenue, operating income and cash flow. The Compensation Committee, where appropriate, also considers other measures. These may include, among other factors, increases in market share, reduction or cost containment in operating expenses, journalistic achievements, improvements in product quality and improvements in relations with customers, suppliers and employees, and comparisons to base salaries for comparable positions at other media companies. In order to preserve flexibility in setting compensation, the Compensation Committee has not established specific elements of Company or business unit performance which must be evaluated or assigned relative weights to such elements. Different factors are considered in evaluating each executive officer's base salary depending on such officer's position and business unit.

    With respect to the base salary paid to Mr. Graham in 2000, the Compensation Committee took into account a comparison of base salaries of chief executive officers of peer companies, the Company's results in 1999 and the performance of the Company. The Compensation Committee also took into account Mr. Graham's service to the Company and his performance since 1979 as publisher of The Washington Post. The Compensation Committee noted that Mr. Graham's base salary is significantly below the median of base salaries paid to chief executive officers of peer companies; and furthermore that the performance of the Company in 1999 exceeded budgeted financial goals.

However, due to Mr. Graham's continued request, for personal reasons, to forego a base salary increase, Mr. Graham's base salary in 2000 remained at $400,000, the level established in 1991 upon his promotion to President and chief executive officer. The Compensation Committee does not give significance to the below market salary of Mr. Graham when reviewing and establishing base salary levels for other executives.

INCENTIVE COMPENSATION PLANS

    The Company has two incentive compensation plans--the Annual Incentive Compensation Plan and the Long-Term Incentive Compensation Plan--under which awards are made primarily to key management and professional employees, including the Company's executive officers, who have made or are in a position to make significant contributions to the profitability of the Company and enhance shareholder value. Each plan is administered by the Compensation Committee.

ANNUAL BONUS PLAN

    The Company's Annual Incentive Compensation Plan provides for annual incentive compensation awards based on the Company's and its business units' short-term, i.e., annual, financial performance. At the end of 1999, the Compensation Committee approved a range of incentive payouts for 2000 keyed to performance against specified goals related to budgeted operating income, cash flow or earnings per share, which vary by business unit. In 2000 the Company exceeded its budgeted earnings per share goal, exclusive of acquisitions during the year and before recognizing the one-time extraordinary charge for the buyout of approximately 130 composing room employees at The Washington Post newspaper. Mr. Graham waived participation in the Annual Incentive Compensation Plan with respect to 2000. Awards to the other named executives are shown in the column headed "Bonus" in the Summary Compensation Table shown on page 13.

LONG-TERM PLAN

    To balance the Annual Incentive Compensation Plan, which is intended to reward short-term financial performance, the Company's Long-Term Incentive Compensation Plan (the "Long-Term Plan") provides incentives for improved financial performance over periods of Award Cycles (which beginning in 1983 have consisted, and are expected to continue to consist, of four-year periods starting at two-year intervals).

  PERFORMANCE UNITS.

    In December 2000, officers of the Company, including the Chief Executive Officer and the other named executives, were granted Performance Units for the 2001-2004 Award Cycle. Pursuant to these grants, the chief executive officer and the other named executives received the following:

Donald E. Graham, 7,500 Performance Units; John B. Morse, Jr., 2,800 Performance Units; Gerald Rosberg, 2000 Performance Units; Beverly R. Keil, 2,000 Performance Units; and Diana M. Daniels, 1,600 Performance Units. As in the past, each Performance Unit has a nominal value of $100. The number of Units awarded is determined with reference to an individual's scope of responsibilities and level of Plan participation. The payout opportunities for the 2001-2004 Award Cycle for Performance Units granted to these individuals will be based on their achievement of financial and operating goals.

    In December 1998, the Compensation Committee of the Board of Directors approved grants of Performance Units under the Company's Long-Term Plan for the 1999-2002 Award Cycle to various key employees of the Company, including the chief executive officer and the other named executives. Pursuant to these grants, the chief executive officer and the other named executives received the following: Donald E. Graham, 7,500 Performance Units; John B. Morse, Jr., 2,600 Performance Units; Beverly R. Keil, 1,900 Performance Units; and Diana M. Daniels, 1,500 Performance Units. In January 1999, Gerald Rosberg was granted 1,650 Performance Units. Each Performance Unit has a nominal value of $100. The number of Units awarded was determined with reference to an individual's scope of responsibilities and level of Plan participation. The payout opportunities for Mr. Graham, and the other named executives are based on the following criteria: the simple average of the earned payouts for the major operating divisions of the Company determined by their achievement of financial and operating goals (60% weighting), a determination of the increase in the value created at another significant operating division (15% weighting), the Company's total shareholder return during the Award Cycle compared to total shareholder returns of peer companies (30% weighting) and management's efforts toward long-term growth of the Company (15% weighting).

    In December 1996, senior management, including the chief executive officer and three of the named executives, were granted Performance Units for the 1997-2000 Award Cycle. The payout opportunity of Mr. Graham and the other named executives was based on the simple average of the payout values based on the achievement of financial targets by each of the Company's four major operating divisions (66.6% weighting) and the Company's total shareholder return during the Award Cycle compared to total shareholder returns of peer companies (33.3% weighting). The final Unit valuation for the 1997-2000 Award Cycle will be determined by the Compensation Committee in May 2001.

  RESTRICTED STOCK.

    In December 2000, the named executives and other key employees were granted new Restricted Stock for the 2001-2004 Award Cycle, based on plan levels similar to those used for determining the number of shares of Restricted Stock in prior years, including 300 shares of Restricted Stock awarded to Mr. Graham. The number of shares of Restricted Stock awarded is determined by an individual's scope of responsibilities and relative level of Plan participation. Awards to the named executives are referenced in the footnote to the column headed "Restricted Stock Awards" in the Summary Compensation Table shown on page 13.

    In December 1998, the named executives and other key employees were granted Restricted Stock for the 1999-2002 Award Cycle, based on plan levels similar to those used for determining the number of shares of Restricted Stock in prior years, including 300 shares of Restricted Stock awarded to Mr. Graham. The footnote to the column headed "Restricted Stock Awards" in the Summary Compensation Table shown on page 13 includes the shares of Restricted Stock awarded to the named executives for the 1999-2002 Award Cycle.

    On January 3, 2001, the restrictions terminated on shares of Restricted Stock awarded to Mr. Graham and the other named executives for the 1997-2000 Award Cycle. Mr. Graham received unrestricted title to 450 shares having a fair market value of $274,163 on January 3, 2001.

  SPECIAL INCENTIVES.

    From time to time the Compensation Committee adopts special targeted incentive plans for key executives. These plans provide a one-time special incentive opportunity based on the achievement of special quantifiable operating objectives. In 1998 the Committee adopted a special incentive program for Mr. Spoon. A special incentive could have been earned at the end of 2000, based principally on the attainment of financial goals specified in this plan relating to cumulative operating income, taxes and other cash flow and operating targets for three of the Company's major business units. No incentives was paid, however, since Mr. Spoon left the Company in April 2000.

STOCK OPTION PLAN

    Under the Company's Stock Option Plan, which was approved by shareholders, shares of Class B Stock are issuable upon the exercise of stock options that have been or may be granted to key employees of the Company and its subsidiaries, including the named executives.

    The Compensation Committee believes that significant equity interests in the Company held by key employees responsible for the Company's future growth and continued success align the interests of shareholders and management, since the full benefit of the compensation package cannot be realized unless stock appreciation occurs over a number of years. In the opinion of management, which is concurred in by the Compensation Committee, there are at present 60 key employees who fall within that category and have been awarded stock options. Although there is no target stock ownership level for key employees, in determining the number of shares to be granted under options, the Compensation Committee takes into account the amount and value of options currently held, as well as makes a judgment about the level of contribution already made by and the potential of such key employees to continue to make contributions to the Company. The Compensation Committee does not assign relative weights to such factors.

    Given Mr. Graham's significant ownership in the Company (see description of holdings under "Stock Holdings of Certain Beneficial Owners and Management"), the Compensation Committee has not granted any stock options to Mr. Graham.

    In 2000, one non-qualified stock option was granted to each of Messrs. Morse and Rosberg at the fair market value price on the date of grant. No other stock option awards were granted to any of the other named executives during 2000.

OTHER COMPENSATION PLANS

    At various times in the past the Company has adopted certain broad-based employee benefit plans in which the chief executive officer and the other named executives are eligible to participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to applicable legal limitations on the amount of benefits that may be payable pursuant to those plans. Benefits under the savings and retirement plans are not tied to Company performance.

    For the chief executive officer and certain other senior executives and managerial employees, including the other named executives, the Company's Supplemental Executive Retirement Plan ("SERP") provides tax-deferred accruals of amounts proportionate to the benefits available to non-highly compensated participants in the Company's savings and retirement plans, but which exceed benefits permitted under the Company's plans due to tax law limitations. In 2000 no amount was accrued for the benefit of Mr. Graham with respect to an employer credit under the Company's SERP inasmuch as Mr. Graham waived his right for 2000 to maintain a separate unfunded savings plan account under the SERP. The amount accrued to the named executives are shown in the footnote to the column headed "All other compensation" in the Summary Compensation Table shown on page 13. The estimated annual pension amounts set forth in the table on page 17 show the maximum benefits payable to Mr. Graham and the other named executives to the extent they participate in the basic retirement plan and the supplemental executive retirement plan. The benefits payable to Mr. Graham and the other named executives under the SERP are determined with reference to compensation including bonuses under the Annual Incentive Compensation Plan.

    The Company has in place a voluntary deferred compensation plan for senior executives. The plan provides an opportunity for participants to elect to defer the receipt of all or a portion of cash awards under the annual and/or long-term incentive plans. Elections to defer must be filed in advance of earning such awards. Deferred amounts will earn investment credits in accordance with participant elections from a choice of investment indexes. Deferred amounts will be payable at retirement or such other future date as specified by the participant at the time of election.

CONCLUSION

    Through the programs described above, a significant portion of the Company's executive compensation is linked directly to business unit and corporate performance and stock price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders and deems it desirable that compensation paid under the Annual Incentive Compensation Plan, the Long-Term Incentive Compensation Plan and the Stock Option Plan meet the requirements of Section 162(m) of the Internal Revenue Code concerning deductibility of executive compensation. However, the Committee reserves the right to put in place compensation programs that do not meet the requirements of Section 162(m) so as to result in compensation payments that are not deductible by the Company, if such programs are otherwise in the best interests of the Company.

                                        George W. Wilson, Chairman
                                        Daniel B. Burke
                                        James E. Burke
                                        Donald R. Keough

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Daniel B. Burke, James E. Burke, Donald R. Keough, and George W. Wilson served as members of the Compensation Committee in 2000.

                             AUDIT COMMITTEE REPORT

    One of the standing committees of the Board of Directors of the Company is the Audit Committee. Currently there are three members of the Board on the Audit Committee--Ralph E. Gomory, William J. Ruane and Daniel B. Burke, who serves as chairman of the Audit Committee. The Audit Committee operates under a mandate from the Board of Directors and a copy of its most recent charter, as adopted by the Board of Directors, is annexed hereto as Appendix I.

    Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. In this context, the Audit Committee has reviewed and discussed the audited fiscal year 2000 financial statements with the Company's management. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Accounting Standards No. 61 (Communication with Audit Committees), as modified or supplemented. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with the independent auditors their independence from the Company and its management. The Audit Committee has also considered whether PricewatershouseCoopers LLP's provision of non-audit services to the Company is compatible with maintaining the independence of such firm.

AUDIT FEES

    For 2000, the fees paid for the annual audit and for the review of quarterly financial statements included in the Company's Form 10-Q reports, including reimbursable expenses, were $860,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    For 2000, there were no fees paid to PricewatershouseCoopers LLP for financial information systems design or implementation.

ALL OTHER FEES

    For 2000, fees billed (including reimbursable expenses) for all other non-audit services, including tax-related services, due diligence services, and other expert services, rendered by PricewatershouseCoopers LLP were $964,292.

    Based on such review and discussion and in reliance thereon, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                        Daniel B. Burke, Chairman
                                        Ralph E. Gomory
                                        William J. Ruane

                               PERFORMANCE GRAPH

    The following graph is a comparison of the yearly percentage change in the Company's cumulative total shareholder return with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Publishing/Newspapers Index. The Standard & Poor's 500 Stock Index is comprised of 500 U.S. companies in the industrial, transportation, utilities and financial industries, weighted by market capitalization. The Standard & Poor's Publishing/Newspapers Index is comprised of Dow Jones & Company, Inc., Gannett Co., Inc., Knight-Ridder, Inc., The New York Times Company, The Times Mirror Company (through the date of its acquisition by Tribune Company in May 2000) and Tribune Company, weighted by market capitalization.

    The graph reflects the investment of $100 on December 31, 1995 in the Company's Class B Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Publishing/ Newspapers Index. For purposes of this graph, it has been assumed that dividends were reinvested on the date paid in the case of the Company and on a quarterly basis in the case of the Standard & Poor's 500 Index and the Standard & Poor's Publishing/Newspaper Index.

                          THE WASHINGTON POST COMPANY
                    CUMULATIVE TOTAL SHAREHOLDER RETURN FOR
                   FIVE-YEAR PERIOD ENDING DECEMBER 31, 2000

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                             1995   1996    1997    1998    1999    2000
Washington Post               100  120.64  177.35  212.73  206.51   231.6
S&P Publishing - Newspapers   100  127.14  207.25  214.51  294.75  253.15
S&P 500                       100  122.96  163.98  210.84  255.22  231.98


                DECEMBER 31...                     1995        1996        1997        1998        1999        2000
  Washington Post                                  100.00      120.64      177.35      212.73      206.51      231.60
  S&P 500                                          100.00      122.96      163.98      210.84      255.22      231.98
  S&P Publishing (Newspapers)                      100.00      127.14      207.25      214.51      294.75      253.15

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Effective May 1, 2000, the Company renewed a contract with Mrs. Elizabeth Weymouth, the daughter of Mrs. Katharine Graham and the sister of Mr. Donald Graham, under which she contributes articles to The Washington Post newspaper. During 2000, Mrs. Weymouth received compensation of $94,375 and reimbursement of certain expenses associated with providing those articles. In addition in 1999, Newsweek, Inc., a wholly-owned subsidiary of the Company, entered into a two-year agreement with Mrs. Weymouth, under which she contributes articles to Newsweek magazine. During 2000, Mrs. Weymouth received from Newsweek compensation of $52,300 and reimbursement of certain expenses associated with providing those articles.

    On March 10, 2000, the Company announced that Mr. Alan Spoon, then President and Chief Operating Officer, had elected to leave the Company and join Polaris Venture Partners. Following the termination of his employment in April 2000, Mr. Spoon has on a consulting basis provided advice on business matters affecting the Company. Mr. Spoon's consulting contract, which is terminable by either party upon written notice, was initially for one year and was renewed for an additional year in December 2000. Mr. Spoon is being paid an annual fee of $75,000 for his services, payable in quarterly installments.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

    As of the date of this Proxy Statement the only matters that the Board of Directors expects to present to the meeting are those discussed herein. If any other matter or matters are properly brought before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote on those matters in accordance with their best judgment.

    Upon the recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants to audit and report on its financial statements for the fiscal year 2001. The same firm has acted as the Company's independent accountants continuously since the Company was organized in 1946. As in previous years, a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make any statement he may desire with respect to the Company's financial statements for 2000 and his firm's relationship with the Company, and will be available to respond to appropriate questions from stockholders.

                                                                      APPENDIX I

                            AUDIT COMMITTEE CHARTER
                             (ADOPTED MAY 11, 2000)

    The Audit Committee is appointed by the Board of Directors of The Washington Post Company (the "Board") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

    The members of the Audit Committee, who shall be appointed by the Board in accordance with the By-laws of the Company, shall meet the independence and experience requirements of the New York Stock Exchange.

    The Audit Committee shall have the authority to retain its own legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company, including its affiliates, or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

    The Audit Committee shall make regular reports to the Board.

    The Audit Committee shall:

    1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

    2. Review the annual audited financial statements with management and the independent auditor, including major issues regarding accounting and auditing principles and practices, as well as the adequacy of internal controls, that could significantly affect the Company's financial statements.

    3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

    4. Review, from time to time, with management and the independent auditor events or transactions to the extent they have a material impact on the Company's quarterly financial statements prior to the release of quarterly earnings.

    5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

    6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

    7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

    8.  Approve the fees to be paid to the independent auditor.

    9. Receive periodic reports from the independent auditor regarding the auditor's independence, including a delineation of all relationships between the independent auditor and the Company, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

    10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

    11. Review the appointment and replacement of the senior most internal auditing executive.

    12. Review the significant reports to management prepared by the internal auditing department and management's responses.

    13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

    14. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995(1) has not been implicated.

    15. Obtain reports from management, the Company's senior most internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct.

    16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61(2) relating to the conduct of the audit.

    17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

        (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

        (b) Any changes required in the planned scope of the internal audit.

        (c) The internal audit department's responsibilities, budget and staffing.

    18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

    19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

    20. Review with the Company's general counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

    21. Meet at least annually on an individual basis with the chief financial officer, the senior most internal auditing executive and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or control audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

------------------------

1 Section 10A of the Private Securities Litigation Reform Act of 1995 requires in connection with an audit by the external auditors (i) procedures designed to provide reasonable assurance of detecting illegal acts that would have a direct and material effect on the determination of financial statement amounts, (ii) procedures designed to identify related party transactions that are material to the financial statements or otherwise require disclosure therein and (iii) an evaluation of whether there is doubt about the ability of the issuer to continue as a going concern during the ensuing fiscal year.

2 SAS No. 61 requires an independent auditor to communicate to the Audit Committee matters related to the conduct of the audit, such as the selection of and changes in significant accounting policies, the methods used to account for significant accounting policies in controversial or emerging areas, the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates, significant adjustments arising from the audit, and disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

                                   NOTICE OF
                                 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT
                                      2001

                          THE WASHINGTON POST COMPANY
                      -----------------------------------

    PLEASE MARK YOUR                                                   0583
/X/ VOTES AS IN THIS                                             -----
    EXAMPLE.


    THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS GIVEN, PROXY WILL VOTE "FOR" PROPOSALS 1 AND 2.

----------------------------------------------------------------------------------------------------------------------------------
                   FOR     WITHHELD                                                                          FOR  AGAINST  ABSTAIN
1. Election of     / /        / /    Nominees: 01 Daniel B. Burke,    2. To transact such other business     / /    / /      / /
   Directors                         02 Ralph E. Gomory, and             as may properly come before said
   (Check only                       03 Donald R. Keough.                meeting or any adjournment thereof.
   one box)

For all nominees (except as stockholder may indicate below)
                                                                                                  I will attend the meeting.   / /

------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------


                                     Please sign exactly as name appears hereon.
                                     Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.


                                     -------------------------------------------


                                     -------------------------------------------
                                     SIGNATURE(S)                 DATE


                            FOLD AND DETACH HERE


--------------------------------------------------------------------------------
  VOTE BY TELEPHONE             VOTE BY INTERNET             VOTE BY MAIL
Call TOLL-FREE using a       Access the WEBSITE and     Return your proxy in the
  Touch Tone phone               cast your vote          POSTAGE-PAID envelope
   1-800-PRX-VOTE        http://www.eproxyvote.com/wpo         provided
   1-877-779-8683
--------------------------------------------------------------------------------

                       VOTE 24 HOURS A DAY, 7 DAYS A WEEK!

Your telephone or Internet vote must be received by 5:00 p.m. eastern daylight time on May 9, 2001 to be counted in the final tabulation.

VOTE BY TELEPHONE
Have your proxy card available when you call the Toll-Free number
1-800-PRX-VOTE using a Touch-Tone phone. You will be prompted to enter your control number printed on your proxy card and then you can follow the simple prompts that will be presented to you to record your vote. If you vote your shares by telephone, you do not need to return the proxy card.

VOTE BY INTERNET
Have your proxy card available when you access the website
HTTP://WWW.EPROXYVOTE.COM/WPO. You will be prompted to enter your control number printed on your proxy card and then you can follow the simple prompts that will be presented to you to record your vote. If you vote shares electronically, you do not need to return the proxy card.

VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: The Washington Post Company, c/o First Chicago Trust Co., a Division of EquiServe, P.O. Box 8289, Edison,
NJ 08818-9126.

TO CHANGE YOUR VOTE
Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before 5:00 p.m. eastern daylight time on May 9, 2001 will be the one counted. You may also revoke your proxy by voting in person at the annual meeting.

P                       THE WASHINGTON POST COMPANY

R                          CLASS B COMMON STOCK
          PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- MAY 10, 2001
O             SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

X The undersigned hereby appoints Katherine Graham, Donald E. Graham, John B. Morse, Jr. and Diana M. Daniels, and each of them, his/her true
Y and lawful agents and proxies, with full power of substitution in each, to represent the undersigned, and to vote as indicated on the reverse of this Proxy all shares of Class B Common Stock which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of THE WASHINGTON POST COMPANY to be held on May 10, 2001, and at any adjournments thereof, on all matters coming before said meeting.


    THIS PROXY WILL BE VOTED AS SPECIFIED ON    (CONTINUED, AND TO BE SIGNED
    THE REVERSE SIDE                            ON REVERSE SIDE)




                               FOLD AND DETACH HERE